                                 MANAGEMENT AGREEMENT

                                  EPIC VACATION CLUB


     THIS MANAGEMENT AGREEMENT is dated and effective December 1, 1998 by and between EPIC VACATION CLUB, a Delaware nonprofit corporation ("Club"), and EPIC RESORTS MANAGEMENT, LLC, a Delaware limited liability company ("Manager").

1:   ASSERTIONS.  Each of the following assertions is a material provision of this Agreement.

     1.1 PLAN DECLARATION. The Vacation Plan (the "Plan") has been created or will be created and may be enlarged by the recording in the office of the county recorder of each county where Property subject to the Plan is located, a DECLARATION OF VACATION OWNERSHIP PLAN (EPIC VACATION CLUB - _________) ("Declaration"), which was originally recorded ____________, 1998, in Volume
_____, Page _______, Official Records, Riverside County, California.   A
substantially similar Declaration shall be recorded in each county, and shall describe each Resort, where the Club owns or leases real property subject to the Plan and Club Memberships. The provisions of recorded Declarations shall have priority over this Agreement, and inconsistent provisions among various Declarations shall be resolved in favor of the most restrictive provision on the Club or Declarant and/or the most favorable provision for protecting the Members.

     1.2 PROPERTY. Pursuant to the Declaration, Declarant shall convey or transfer or cause to be conveyed or transferred each Phase of Property to the Club at the same time the Declaration is recorded or filed as to that Phase.

     1.3 CLUB. The Club is and will be responsible for ownership or leasing and maintenance, control, operation, and management of the Property within the Plan, and for cleaning, maintenance, furniture repair and replacement, maid service and general care of the Property.

     1.4 MANAGER. The Club is authorized to retain a professional manager and to delegate to such manager certain of the Club's powers and responsibilities. The Board of Directors of the Club desires to engage Manager to manage and operate the Plan contemplated by the Declaration, and Manager desires to accept such engagement, all on the terms and conditions set forth below and pursuant to the Governing Documents.

     1.5 GOVERNING DOCUMENTS. The Governing Documents of the Plan and Club consist of the Declaration, the Restated Certificate of Incorporation of the Club filed with the Delaware Secretary of State on November 30, 1998 under Corporation No. 2955659, the Bylaws of the Association adopted December 1, 1998, and the Rules of the Club, all as may be amended from time to time.

     1.6  CONTENTS.


1:   ASSERTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.1  Plan Declaration . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2  Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.3  Club . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.4  Manager. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.5  Governing Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.6  Contents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

2:   ENGAGEMENT OF MANAGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

3:   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     3.1  Basic Membership . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     3.2  Bonus Use. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.3  Home Resort. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     3.4  Member . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.5  Membership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.6  Point. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.7  Point Use. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.8  Resort . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.9  Unit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.10 Voting Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

4:   TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     4.1  Initial Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     4.2  Automatic Renewal. . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     4.3  Notice of Nonrenewal . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     4.4  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     4.5  Resignation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
          4.5(a)    Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
          4.5(b)    New Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .6
          4.5(c)    No New Agreement . . . . . . . . . . . . . . . . . . . . . . . .6
     4.6  Return of Materials. . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     4.7  Audit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

5:   DUTIES AND OBLIGATIONS OF MANAGER . . . . . . . . . . . . . . . . . . . . . . .6
     5.1  Generally. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
          5.1(a)    Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
          5.1(b)    Delegation . . . . . . . . . . . . . . . . . . . . . . . . . . .7
          5.1(c)    Efficiency . . . . . . . . . . . . . . . . . . . . . . . . . . .7
          5.1(d)    Licensing. . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     5.2  Administrative Services. . . . . . . . . . . . . . . . . . . . . . . . . .7
          5.2(a)    Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
          5.2(b)    Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
          5.2(c)    Rules. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
          5.2(d)    Roster . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

                                    2

          5.2(e)    Club Insurance . . . . . . . . . . . . . . . . . . . . . . . . .7
          5.2(f)    Reservations . . . . . . . . . . . . . . . . . . . . . . . . . .8
          5.2(g)    Exchanges. . . . . . . . . . . . . . . . . . . . . . . . . . . .8
          5.2(h)    Rentals. . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
          5.2(i)    Vote . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
          5.2(j)    Professionals. . . . . . . . . . . . . . . . . . . . . . . . . .8
          5.2(k)    Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     5.3  Financial Services . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
          5.3(a)    Budget . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
          5.3(b)    Special Assessments. . . . . . . . . . . . . . . . . . . . . . .9
          5.3(c)    Collections. . . . . . . . . . . . . . . . . . . . . . . . . . .9
          5.3(d)    Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . .9
          5.3(e)    Disbursements. . . . . . . . . . . . . . . . . . . . . . . . . .9
          5.3(f)    Financial Statements . . . . . . . . . . . . . . . . . . . . . .9
          5.3(g)    Books and Records. . . . . . . . . . . . . . . . . . . . . . . .9
          5.3(h)    Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
          5.3(i)    Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     5.4  Physical Services. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
          5.4(a)    Inspections. . . . . . . . . . . . . . . . . . . . . . . . . . 10
          5.4(b)    Repair and Maintenance . . . . . . . . . . . . . . . . . . . . 10
          5.4(c)    Check-In and Check-Out . . . . . . . . . . . . . . . . . . . . 10
          5.4(d)    Maid Service . . . . . . . . . . . . . . . . . . . . . . . . . 10
          5.4(e)    Major Cleaning . . . . . . . . . . . . . . . . . . . . . . . . 10
          5.4(f)    Right of Entry . . . . . . . . . . . . . . . . . . . . . . . . 10
     5.5  Manager Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
          5.5(a)    Worker's Compensation. . . . . . . . . . . . . . . . . . . . . 11
          5.5(b)    Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
          5.5(c)    Fidelity . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
          5.5(d)    Errors and Omissions . . . . . . . . . . . . . . . . . . . . . 11
     5.6  Limitations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
          5.6(a)    Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
          5.6(b)    Budget . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     5.7  Limited Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

6:   COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     6.1  Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     6.2  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     6.3  Advances and Reimbursements. . . . . . . . . . . . . . . . . . . . . . . 12
     6.4  Rentals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     6.5  Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     6.6  Discounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

7:   GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     7.1  Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     7.2  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     7.3  Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     7.4  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

                                    3

     7.5  Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     7.6  Competition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     7.7  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     7.8  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     7.9  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     7.10 Hold Harmless and Indemnity. . . . . . . . . . . . . . . . . . . . . . . 13
     7.11 Law Applicable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     7.12 Legal Effects. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.13 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
          7.13(a)  Manager . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
          7.13(b)  Club. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.14 Parties In Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.15 Reasonableness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.16 Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.17 Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.18 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     7.19 Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     7.20 Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     7.21 Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     7.22 Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     7.23 Word Usage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

8:   SIGNATURES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

-------------------------------------------------------------------------------------

2:   ENGAGEMENT OF MANAGER.  Club hereby engages Manager as the exclusive managing and servicing agent of the Plan contemplated by the Declaration, and Manager hereby accepts said appointment and undertakes to perform all of the services and responsibilities set forth herein in such capacity, to implement and to comply with all the provisions of this Agreement and the Governing Documents. If there is a conflict, the Declaration and Bylaws shall supersede this Agreement.

3:   DEFINITIONS.  Unless the context otherwise requires, the Definitions set forth in the Declaration and Bylaws are hereby adopted as the definitions herein. For convenience, some of the Definitions from the Declaration are repeated here:

     3.1 BASIC MEMBERSHIP; 5,000 Points, the minimum required to be held to constitute a Membership.

     3.2 BONUS USE; a specific time period of consecutive days during which a Member has exclusive use rights in a Unit under a Reservation made according to the Rules in addition to such Member's Point Use and for which the specified fee is paid to the Club. The fee must bear a reasonable relationship to the actual cost of the use. Bonus Use is time made available because of no prior Reservation for Point Use.

     3.3 HOME RESORT. The Resort so designated on an Owner's Vacation Owner Agreement and in which the Owners so designated have a 60-day priority Reservation right for Point Use.

     3.4 MEMBER; a Member of the Club, further described in Declaration Section 4.2; also known as "OWNER".

     3.5 MEMBERSHIP; the relationship of a Member to the Club; the bundle of rights, duties, and benefits of a Member, as further described in Declaration
Section 4.3; also known as "VACATION OWNERSHIP INTEREST".

     3.6 POINT; the essential element and measure of a Membership, further described in Declaration Section 4.4.

     3.7 POINT USE; a specific time period of consecutive days during which a Member has exclusive use rights in a Unit under a Reservation made according to the Rules and for which Points are surrendered.

     3.8 RESORT; collectively, the Property and all Common Area and other separately owned or rented dwelling units governed or administered under a common plan, pursuant to the Master Declaration, if applicable, including all Improvements constructed thereon or therein, and the Units, and the recreational facilities and Common Area appurtenant thereto. The term "Resort" may also refer to any and all Resorts that are dedicated to the Vacation Plan if the context so allows or requires.

     3.9 UNIT; the portion of the Property to which a Member receives exclusive use rights when a Reservation is made under the Rules, which Unit may consist of a single family home, condominium unit, a dwelling on a lot in a planned development, an apartment, a hotel room or suite, a mobilehome, a house boat, a motor home, a park trailer, a recreational vehicle, a cabin, and/or any similar facility including human living quarters.

     3.10 VOTING POWER; the aggregate votes of Members, including, if applicable, both Classes, unless otherwise specified.

4:   TERM.

     4.1 INITIAL TERM. The initial term of this Agreement shall commence on the date first written above ("effective date") and shall expire on the earlier of (a) the first annual meeting of the Members of the Club or (b) three (3) years after the effective date, unless terminated earlier pursuant to Paragraph
4.4 below.

     4.2 AUTOMATIC RENEWAL. The term of this Agreement shall be automatically renewed annually for one (1) year at each renewal beginning on the expiration of the initial term under 4.1 above.

     4.3 NOTICE OF NONRENEWAL. The Club may prevent automatic renewal by the vote or written assent of a majority of the Voting Power residing in Members other than Declarant and providing written notice of nonrenewal to Manager at least sixty (60) days prior to expiration of the then current term.

     4.4 TERMINATION. This Agreement may be terminated by the Board, the Manager, or a Majority of the Members for cause at any time prior to expiration, except that, if the cause constitutes a breach or default of this Agreement which is capable of being cured, this Agreement shall not be terminated unless such breach or default shall not have been cured within 30 days following receipt by Manager of written notice of such breach or default. If Manager shall dispute a termination by the Club pursuant to this paragraph, the dispute may, at Manager's option, be submitted to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

     4.5  RESIGNATION.  Manager may resign only upon the following conditions:

          4.5(a)    NOTICE.  Manager shall have given at least 90 days prior
written notice to the Club; and

          4.5(b) NEW AGREEMENT. Prior to or at the expiration of the 90-day notice period Club shall have entered into a management agreement with another management firm in accordance with applicable provisions of the Governing Documents, or shall have made a determination to discharge the duties delegated to Manager hereunder with its own personnel or otherwise; except that if the Club shall fail to make reasonable efforts during such 90-day period, Manager's resignation shall be effective at the end of such 90-day notice period.

          4.5(c)    NO NEW AGREEMENT.  If the Club has made reasonable efforts during such 90-day period to satisfy such requirements and has not entered into a new management agreement and has not determined to discharge the duties delegated to Manager hereunder with its own personnel or otherwise, and thereafter continues to use reasonable efforts to fulfill such requirements, the resignation of Manager shall not be effective until such a new management agreement is entered into between the Club and a new management firm, or the Club has determined to discharge such duties with its own personnel or otherwise. Except Manager shall not be required to remain in place under this subsection longer than one (1) year after giving notice of resignation.

     4.6 RETURN OF MATERIALS. On or before the effective date of Manager's resignation or termination or expiration of this Agreement, Manager shall give to the successor managing agent or the Club all books and records relating to the management and operation of the Club and the Plan and any Club proprietary materials.

     4.7 AUDIT. Any audit requested upon termination or expiration of this Agreement shall be at the expense of the party requesting the audit.

5:   DUTIES AND OBLIGATIONS OF MANAGER.

     5.1 GENERALLY. Manager shall provide or cause to be provided all services and personnel required to administer the affairs of the Club and to manage and operate the Plan contemplated by the Declaration, at all times not inconsistent with the Governing Documents, the resolutions of the Board and Members, and this Agreement.

          5.1(a)    POWERS.  Manager shall have all the powers and authority,
and limitations thereon, which the Club Board has, pursuant to the Governing Documents, to the extent necessary to perform its duties and obligations hereunder.

          5.1(b)    DELEGATION.  Subject to Paragraph 5.6 below, Manager may
delegate its authority and responsibilities to one or more subagents or subcontractors, whether or not affiliated with Manager, for such periods and upon such terms as Manager deems proper, but shall remain ultimately responsible for the performance of any such subagents.

          5.1(c)    EFFICIENCY.  Manager will furnish its services and use its best efforts to provide Club with economic efficiency consistent with safe and proper management and enjoyment of the Plan by the Members and their guests. Manager will use its best efforts to keep total operating costs within the Budget.

          5.1(d)    LICENSING.  Manager will obtain and maintain a real estate broker license in all jurisdictions where such is required to carry out its duties under this Agreement.

     5.2 ADMINISTRATIVE SERVICES. Without limiting the generality of the foregoing, Manager shall provide the following administrative services:

          5.2(a)    MEETINGS.  Manager shall organize and attend the meetings of the Board and of the Members, including the preparation and delivery of notices of meetings, in accordance with the Bylaws. Manager shall prepare the agenda for all meetings and assist in the conduct of the meetings and oversee the election of directors and other business. Manager shall circulate minutes of any such meeting as prepared by the secretary of the Club.

          5.2(b)    RECORDS.  Manager shall maintain all records of the affairs of the Club, including, but not limited to, minutes of meetings, correspondence, financial records and modification of Bylaws and Rules and Regulations.

          5.2(c)    RULES.  Manager shall, from time to time as necessary or
desirable, recommend to the Club that it amend or supplement the Rules.

          5.2(d)    ROSTER.  Manager shall compile and maintain a complete and accurate list of Members ("Roster") setting forth the name and mailing address of each Member. Manager shall, upon written request from a Member, furnish a copy of the Roster to the Member, provided that the Manager may (i) charge a reasonable fee to such Member for the cost of preparation of the Roster, (ii) require that such Member agree in writing to make no commercial use of the Roster, and shall (iii) require compliance with any provisions of the Governing Documents relating to Member Rosters.

          5.2(e)    CLUB INSURANCE.  Manager shall procure and keep in force all insurance required by the Governing Documents. Manager shall administer all such insurance and any claims under such insurance policies.

          5.2(f)    RESERVATIONS.  Manager shall establish and operate a
reservation system implementing the reservation procedure set forth in the Rules. The reservation system shall include the books and records required to reflect reservations made, Point Use actually used, and such other information as shall be necessary to coordinate efficiently the Plan operation.

          5.2(g)    EXCHANGES.  Manager shall administer any exchange or
reciprocal use program with which Club may be affiliated from time to time.

          5.2(h)    RENTALS.  Manager shall conduct a rental program on behalf of the Club, and shall be responsible for advertising and reservations in accordance with the Governing Documents.

          5.2(i)    VOTE.  If specifically authorized by Club, Manager shall
represent and act and vote for the membership of the Club in all Home Owner or Condominium Associations ("Master Associations") at Projects where the Club owns or leases Property. Manager shall exercise such vote and representation in the best interest of the Club, in Manager's discretion unless specifically directed by the Club.

          5.2(j)    PROFESSIONALS.  Manager may hire or retain on behalf of
Club, and coordinate with professionals such as attorneys, accountants and engineers, but must obtain Board or Member approval if the cost of such professional(s) is not included in the Budget.

          5.2(k)    EMPLOYEES.  Manager shall select, appoint and supervise
personnel required for the performance of the Club's duties relating to the operation, maintenance and security of the Club and Resorts, and shall supervise the selection, hiring and work of such personnel. All personnel hired by Manager, in every instance, shall be employees of Manager and not of the Club, which shall have no right to supervise or direct such employees. The decision in regard to any discharge of any personnel shall be at the discretion of Manager. The salaries and all additional costs of employment of such personnel shall be reimbursed to Manager and shall be an operating expense of the Club. However, if Manager shall determine that the obligations of Manager hereunder can be carried out by personnel serving in a hotel or resort operation at or near a Club Resort, Manager may employ such personnel to additionally serve the Club. Manager shall thereupon allocate the salaries and additional costs of employment of such personnel equitably among the entities receiving the services of the personnel. The salary and other related expenses (including, without limitation, payroll taxes and the cost of employee benefits) or other compensations for any employee whose work is solely for the Club, shall be an expense of the Club though paid by Manager, and Manger shall be entitled to reimburse itself from funds of the Club on a monthly basis for such expenditure, which reimbursement shall be in addition to and separate from the compensation paid to Manager under Section 6.1 below.

     5.3 FINANCIAL SERVICES. Without limiting the generality of Section 5.1 above, Manager shall, subject to the supervision of the Club, provide the following financial services:

          5.3(a)    BUDGET.  Manager shall prepare and submit to the Board for approval, not less than 90 days prior to the end of each succeeding Fiscal Year, a budget meeting the requirements of the Governing Documents. Each budget approved by the Board is called the "Budget".

          5.3(b)    SPECIAL ASSESSMENTS.  Manager shall determine whether a
special assessment may be required, from time to time, and, promptly upon making a determination that a special assessment is required, shall submit a recommendation to the Board that a special assessment be levied.

          5.3(c)    COLLECTIONS.  To the extent that Assessments against Members are not otherwise collected from Members, Manager shall cause the Assessments to be collected and enforce payment of Assessments as follows:

               (i) Manager shall cause to be prepared and mailed to all Members periodic statements setting forth the amount of all Assessments then due from each Member, pursuant to the Bylaws; and,

               (ii) Manager shall cause to be prepared and mailed to any delinquent Members a notice of delinquency and shall use every effort to collect delinquent Assessments as provided in the Governing Documents.

          5.3(d)    BANK ACCOUNTS.  Manager shall establish the bank accounts
provided for in the Bylaws or designated by the Board, and shall promptly deposit or invest funds collected from Members and all other amounts collected by Manager in connection with the performance of its duties hereunder, in the accounts designated for such purposes. Manager shall keep accurate books and records reflecting the amount of such accounts attributable to each Member.

          5.3(e)    DISBURSEMENTS.  Manager shall disburse from the bank
accounts only in the payment of all expenses incurred consistent with the applicable Budget and as otherwise permitted by the Governing Documents and adequately substantiated in writing, in Manager's sole discretion.

          5.3(f)    FINANCIAL STATEMENTS.  Manager shall cause a review to be
conducted and the financial statements to be prepared and copies thereof distributed to each Member as provided in the Governing Documents.

          5.3(g)    BOOKS AND RECORDS.  Manager shall keep and maintain or cause to be kept and maintained full and adequate books and records reflecting the results of operation of the Plan in accordance with generally accepted accounting principles. The books of account and other records relating to the operation of the Plan shall be available to the Club and its representatives at all reasonable times for examination, inspection and transcription.

          5.3(h)    REPORTS.  Manager shall prepare or cause to be prepared the reports and statements required to be prepared by the Governing Documents and such additional membership communications and reports as to subjects and frequency as the Board reasonably requests.

          5.3(i)    INVENTORY.  Manager shall maintain an accurate inventory of all chattels, equipment, tools, appliances, materials and supplies purchased for or owned or leased by the Club.

     5.4 PHYSICAL SERVICES. Without limiting the generality of Section 5.1 above, Manager shall provide the following physical services.

          5.4(a)    INSPECTIONS.  Manager shall make regular inspections ofthe
Units and the Property and render reports and make recommendations concerning the Property to the Board. In addition, but not by way of limitation, after each Member has checked-out of a Unit, the written inventory of the Common Furnishings completed by the Member who just vacated the Unit (or, if such occupant failed to complete a written inventory, the master written inventory for such Unit) shall be compared with an inventory actually made by the Manager or the Manager's agent subsequent to such occupant's departure, and both such inventories shall be retained for a period of at least one year. In addition, a general check shall be made of the physical condition of the Unit, and any damage thereto (other than normal wear and tear) shall be noted. If any item is missing or there is damage to the Unit, Manager shall, at the expense of the Club, replace the missing item(s) and/or cause the damage to be repaired and shall charge the Member for the missing item(s) and/or the damage, if in the judgment of Manager it is reasonable to do so.

          5.4(b)    REPAIR AND MAINTENANCE.  Manager shall cause the Property, the Units and the Common Furnishings to be repaired, maintained, repainted, furnished and refurnished in a manner consistent with the reserves established for such purposes and as required to maintain the quality standards of the Club, and for which adequate personnel shall be available at all times.

          5.4(c)    CHECK-IN AND CHECK-OUT.  Manager shall cause on-site
personnel to be available at all required times in order to check-in and check-out Members and/or their Guests.

          5.4(d)    MAID SERVICE.  Manager shall cause maid service to be
provided to the Units as prescribed by the Club.

          5.4(e)    MAJOR CLEANING.  Manager shall cause each Unit to be
thoroughly cleaned at least annually and otherwise assure that it is in good condition at all times during Point Use and Bonus Use.

          5.4(f)    RIGHT OF ENTRY.  Manager, or its duly authorized agents or employees, shall have the right, at reasonable times and upon reasonable notice, without liability to the Member, to enter into any Unit for the purposes of carrying out the above described duties and responsibilities, if necessary, or
(i) maintaining such Unit in good repair and sanitary condition; (ii) removing any Improvements constructed, reconstructed, refinished, altered or maintained in or upon such Unit in violation of the Governing Documents; (iii) restoring such Unit as authorized by the Governing Documents; (iv) installing utilities or conveniences for the Unit or any other Unit; or (v) otherwise enforcing or carrying out its duties or the duties of Club under the Governing Documents and applicable laws and ordinances. "Reasonable notice" of entry shall mean at least forty-eight (48) hours except in emergencies.

     5.5 MANAGER INSURANCE. Manager shall, at its sole cost and expense, furnish to Club, prior to the effective date, satisfactory evidence of the following insurance coverages (i) showing Manager as the named insured, (ii) written by such carrier or carriers as shall be acceptable to the Club, (iii) naming Club as an additional insured and/or providing for waiver of subrogation as to

Club, (iv) and providing that they are cancelable only upon 30 days prior written notice to the secretary of the Club:

          5.5(a)    WORKER'S COMPENSATION.  Insurance required by the Worker's
Compensation Laws of the respective states wherein Manager has employees;

          5.5(b)    LIABILITY.  Insurance against loss or damage resulting from
(i) damage to property in the amount of at least $100,000, and (ii) injury or death to any person or persons in the aggregate sum of at least $ 1,000,000 per occurrence.

          5.5(c)    FIDELITY.  A bond or insurance in favor of the Club, against loss from monies, securities or other properties being stolen, converted or misappropriated by Manager or any of its directors, officers or employees, in an amount reasonably satisfactory to the regulatory authorities in states where Memberships are marketed; and

          5.5(d)    ERRORS AND OMISSIONS insurance if available at reasonable
and competitive rates.

     5.6 LIMITATIONS. Notwithstanding the powers of the Manager described above in Paragraphs 5.1 through 5.5, inclusive, Manager shall not:

          5.6(a)    CONTRACTS.  Enter into a contract on behalf of Club unless authority has been given for such contract under the Governing Documents and is not prohibited by the Governing Documents.

          5.6(b) BUDGET. Enter into any contract in the name of the Club for goods or services unless (a) the amount payable by the Club pursuant thereto shall not exceed the amount for such items set forth in the then current Budget;
(b) such contract provides that the persons or entities with whom such contract is made shall have no claim against the Club for any amount whatsoever in excess of the amount for such item(s) as is set forth in the then current Budget; and
(c) Manager has authorized total expenditures for such item(s) during the fiscal year not in excess of the total amount budgeted therefor.

     5.7 LIMITED LIABILITY. Manager shall not be responsible for the acts, omissions to act or conduct of any of the Members of for the breach of any of the obligations of any of the Members.

6:   COMPENSATION.

     6.1 FEE. Manager shall receive a monthly compensation equal to one-twelfth (1/12th) of fifteen percent (15%), as a Management Fee, of the actual annual expenses and annual budgeted reserves of the Club, exclusive of Manager's Fee. Manager shall not be entitled to extra compensation for attendance at meetings or other extraordinary time commitments.

     6.2 EXPENSES. Club shall be responsible for and pay or reimburse Manager for all costs and expenses arising: from: (a) Ownership and management of the Property (except direct costs of acquisition); (b) services applied directly to Club purposes, and solely for the benefit of

Club, such as maid service and cleaning, telephone, postage, messenger and delivery, photocopying, and printing; (c) rent and utilities for offices used solely for Club business; (d) supplies and equipment used solely for (Club business, including lease or rent payments therefor; (e) Club employees or independent contractors for services rendered exclusively to Club; (f) insurance for Club and Club employees as required by the Governing Documents.

          Manager shall be responsible for and pay from Manager's own funds all costs and expenses arising from: (a) services which are not applied directly to Manager's duties hereunder and are not solely for the benefit of Club; (b) supplies, equipment and offices not used exclusively for the benefit of Club;
(c) insurance or bonding required of Manager by this Agreement; (d) advertising of the rental of Units to non-members, but not cleaning or maintenance of Units which are so rented; and (e) employees of Manager not employed exclusively in service to the Club.

     6.3 ADVANCES AND REIMBURSEMENTS. Manager shall not be required to perform any act or duty hereunder involving an expenditure of money unless there shall be sufficient funds therefor in the bank accounts of the Club. If at any time the funds in the bank accounts of the Club are not sufficient to pay Club obligations in a timely manner, Manager, although not obligated to do so, may advance such surns as it deems necessary, and Manager shall thereupon be entitled to reimburse itself from Club funds for the amount of such advances, together with interest at the rate of 12% per year beginning fi-om and after 20 days from the date of the advance by Manager.

     6.4 RENTALS. Manager shall receive monthly a Rental Fee equal to thirty percent (30%) of the gross receipts from rental of Club Units, other than for Point Use and Bonus Use.

     6.5 PAYMENT. Manager is hereby authorized to pay itself its Management Fee, Administrative Fee, Rental Fee, reimbursements, and authorized expenses, out of the General Account of the Club.

     6.6 DISCOUNTS. All discounts, rebates or commissions or like items shall benefit the Club.

7:   GENERAL PROVISIONS.

     7.1 AGENCY. Nothing in this Agreement shall constitute a partnership between, or joint venture by, the parties hereto, or constitute Manager an employee of Club. Manager is an independent contractor.

     7.2 AMENDMENT. No supplement, modification or amendment of this Agreement shall be established except in a writing executed by each of the parties. Authorization from the Club may be made by the Board of Directors alone, except as to matters which require approval of the Members.

     7.3 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in accordance with Club Bylaw 9.6.

     7.4 ASSIGNMENT. This Agreement is personal between or among the parties, and neither party may sell, assign, transfer, or hypothecate any rights or interests created under this Agreement without the express written consent of the other party. Any purported sale, assignment, transfer, or hypothecation of any such rights or interests of either party without such consent shall be void.

     7.5 ATTORNEYS' FEES. Should any action or proceeding be commenced between the parties hereto concerning this Agreement or their rights and duties hereunder, the party prevailing in such action or proceeding shall be entitled to reasonable attorneys' fees and costs in such action or proceeding, which shall be determined by the court or arbitrator. Each party shall bear its own costs, expenses, and attorney fees incurred in negotiating, preparing, and signing this Agreement.

     7.6 COMPETITION. Club agrees that it will not solicit, hire, employ, or in any way obtain or retain the services of any employee of Manager, whether or not for compensation, during the Term of this Agreement and for a period of twelve (12) months following the date of termination or expiration of this Agreement.

     7.7 ENTIRE AGREEMENT. This Agreement and all documents executed contemporaneously herewith and/or specifically referred to herein, such as the Governing Documents, constitute the complete, exclusive and final expression of the agreement between the parties pertaining to the subject matter contained in it; it supersedes all prior and contemporaneous agreements, representations, and understandings of the parties; and it may not be contradicted by evidence of any prior or contemporaneous agreement.

     7.8 FURTHER ASSURANCES. The parties hereto agree to perform any further acts and to execute and deliver any further documents which may be necessary or appropriate to carry out the purposes of this Agreement.

     7.9 HEADINGS. The paragraph or section headings or titles in this Agreement are for convenience and reference only and do not in any way modify, interpret, or construe the intent of the parties or affect any of the provisions of this Agreement.

     7.10 HOLD HARMLESS AND INDEMNITY. Each of the parties agrees to hold the other party harmless and indemnify the other party from and against any and all loss, cost, damage or liability which the other party may incur or sustain as a result of any action by such party or any breach by such party of my warranty or representation contained in this Agreement, or for any misrepresentation or material omission in the representations herein, or for any violation of any applicable law, ordinance or regulation, whether by neglect or willful act and whether by a party or its agents, contractors, or employees. Club agrees to hold harmless and indemnify Manager from and against any and all loss, cost, damage or liability to which Manager may be subjected by reasonable, good faith performance of its duties hereunder. Such indemnification shall include, among other costs, attorneys' fees and costs of appeal, settlement or defense, and the obligation to undertake or assume the defense of any claim.

     7.11 LAW APPLICABLE. This Agreement and its interpretation, construction, and enforcement, shall be governed by the laws of the State of Delaware.

     7.12 LEGAL EFFECTS. No representation, warranty or recommendation is made by any party or his respective agent or attorney regarding the legal sufficiency or effect or tax consequences of any transaction contemplated under this Agreement to any individual or specific entity, and each party acknowledges it has been advised to submit this Agreement to independent legal counsel before signing it. There shall be no presumption in favor of or against any party with regard to which party arranged for initial drafting of this Agreement.

     7.13 NOTICES. Any notice required or desired to be given hereunder shall be deemed given when personally delivered or properly sent by facsimile transmission during normal business hours, or ninety-six (96) hours after mailing (first class postage prepaid, return receipt requested), to the parties at the following addresses, or at such other addresses as may be given by proper notice:

          7.13(a) MANAGER: EPIC RESORTS KkNAGEMENT, LLC, a Delaware limited liability company ("Manager"), 1150 First Avenue, Suite 900, King of Prussia, PA 19406; Facsimile Transmittal No. 610-992-1590.

          WITH A COPY TO: JOHN ROGERS BURK, A LAW CORPORATION, 2140 Professional Drive, Suite 120, Roseville, California 95661; Facsimile Transmittal No. 916-784-7075.

          7.13(b) CLUB: EPIC VACATION CLUB, 1150 First Avenue, Suite 900, King of Prussia, PA 19406; Facsimile Transmittal No. 610-992-1590.

     7.14 PARTIES IN INTEREST.  Unless specifically otherwise provided herein,
(a) nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto; (b) nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement; and (c) nothing herein shall give any third person any right of subrogation or action over or against any party to this Agreement.

     7.15 REASONABLENESS. The parties recognize that this Agreement contains conditions, covenants, and time limitations that are reasonably required for the protection of the business of the parties or a particular party. If any limitation, covenant or condition shall be deemed to be unreasonable and unenforceable by a court or arbitrator of competent jurisdiction, then this Agreement shall thereupon be deemed to be amended to provide for modification of such limitation, covenant and/or condition to such extent as the court or arbitrator shall find to be reasonable.

     7.16 RECORDS. Each party shall maintain books and records containing all transactions in furtherance of this Agreement. Such books and records shall be maintained in accordance with usual accounting methods. Either party shall have the right, during normal business hours and upon reasonable notice, to examine the books and records of the other party relating to this Agreement.

     7.17 REMEDIES. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity. The election of any one or more remedies by any party shall not constitute a waiver of the right to pursue other available remedies.

     7.18 SEVERABILITY. If any provision of this Agreement is held to be unenforceable, invalid or illegal by any arbitrator or court of competent jurisdiction, such shall not affect the remainder of this Agreement.

     7.19 SUCCESSORS. Subject to the paragraph regarding Assignment, this Agreement shall be binding upon and benefit the heirs, legal representatives, successors, and assigns of the parties.

     7.20 SURVIVAL. All covenants and warranties hereunder shall survive the recording of any document and the final payment hereunder, and some provisions shall survive termination or expiration of this Agreement for a reasonable time or for the specified time if necessary to carry out their reasonably intended effect.

     7.21 TIME. Time is of the essence of this Agreement, and any breach of a time covenant or condition hereunder shall be deemed a material breach of this Agreement. However, if any date or time referred to herein shall fall on Saturday, Sunday, or a legal holiday, the date or time shall be extended to the next regular business day.

     7.22 WAIVER. No waiver shall be binding unless in writing and signed by the party making the waiver. No waiver of enforcement or breach of, or acceptance of performance after breach or partial performance under, any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. Any request for a waiver must be accompanied by a full and complete disclosure of all material facts and motivations upon which the request is based, or any waiver granted thereunder is null and void.

     7.23 WORD USAGE. Unless the context clearly otherwise requires, (a) the plural and singular numbers or the masculine, feminine and neuter genders shall each be deemed to include the others; (b) "shall", "will", or "agrees" are mandatory, and "may" is permissive; (c) "or" is not exclusive; and (d) "including" or "such as" is not limiting.

8:   SIGNATURES: The individuals applying their signatures to this Agreement warrant that they are signing in a representative capacity for a person or entity whose name is set forth immediately above their signature, and that they have been expressly authorized to sign the Agreement on behalf of such person or entity.


CLUB:                                   MANAGER:

EPIC VACATION CLUB, a                   EPIC RESORTS MANAGEMENT, LLC,
Delaware nonprofit corporation               a Delaware limited liability
company



By /s/ Thomas F. Flatley                By /s /Thomas F. Flatley
   ----------------------------------      -----------------------------------
       Thomas F. Flatley, President            Thomas F. Flatley, Manager